UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Rockwell Medical, Inc.

A copy of an electronic mail message sent to shareholders of the Company on May 18, 2017 is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

Rockwell Medical, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Information regarding the names and affiliations of individuals who are participants in the solicitation of proxies of the Company’s shareholders and their respective direct or indirect interests in the Company, by security holdings or otherwise, can be found in the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders, including the schedules and appendices thereto, which was filed with the Securities and Exchange Commission (“SEC”) on April 21, 2017.  Investors and shareholders are strongly encouraged to read carefully the definitive proxy statement and the accompanying WHITE proxy card and any other documents filed by Rockwell Medical, Inc. with the SEC when they become available, as they will contain important information.  Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.  In addition, copies of the Company’s proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 or by calling toll-free 1-800-884-4725.

Dear RMTI Shareholder,

Now is a pivotal moment for Rockwell Medical.  We are in the midst of creating significant stockholder value by delivering on our plan to commercialize Triferic in the U.S. and globally.  We have been working hard and we believe we are on the cusp of securing add-on reimbursement for Triferic and booking sales.  To achieve this success it is important that you vote the white proxy card today for all of Rockwell’s proposals, including David Domzalski our highly qualified, independent Board nominee.

      VOTE THE WHITE PROXY CARD TODAY FOR ROCKWELL MEDICAL

VOTE

"FOR" DAVID DOMZALSKI

VOTE

"FOR" THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

VOTE

"THREE YEARS"

with respect to the frequency of shareholder advisory votes on the Company's executive compensation

VOTE

"FOR" APPROVAL OF THE 2017 LONG TERM INCENTIVE PLAN

VOTE

"FOR" PLANTE & MORAN

as the Company's independent registered public accounting firm

    VOTE ONLINE   I   VOTE BY PHONE   I   VOTE BY MAIL

        Vote online at www.proxyvote.com, enter control number and vote

        Vote by phone at 212-269-5550 or 800-884-4725

  Vote via U.S. Mail

            Shareholders who initially voted the Blue proxy card can still change their vote using the WHITE proxy card.

            If you have already returned the Blue card, it is important that you vote the WHITE proxy card today.

We are committed by our fiduciary duty to do what's best for Rockwell Medical and its shareholders. Richmond and Ravich are committed only to enriching themselves-don't be misled by them. Vote with Rockwell.